Exhibit 8.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

20 November 2023

Matter No. 837256/108637891

852 2842 9530

Richard.Hall@conyers.com

COR3 & Co. (Holdings) Limited

Cricket Square, Hutchins Drive

P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

Dear Sir/Madam,

Re: COR3 & Co. (Holdings) Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of ordinary shares par value US$0.001 each of the Company (the “Ordinary Shares”). The Registration Statement contains two prospectuses, being (i) a prospectus to be used for the public offering by (a) the Company of up to 2,250,000 Ordinary Shares and (b) Soaring Fame Global Limited, Emprise Ahead Limited, Vantage Success Enterprises Limited, Alpha Summit Ventures Limited and Shao Qi Limited of an aggregate of up to 1,625,000 Ordinary Shares and (ii) a prospectus to be used for the resale by (a) Soaring Fame Global Limited, Emprise Ahead Limited, Vantage Success Enterprises Limited, Alpha Summit Ventures Limited and Shao Qi Limited of 610,000, 273,430, 304,900, 163,100 and 111,470 Ordinary Shares, respectively (each, a “Prospectus” and collectively, the “Prospectuses”).

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1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1.	the Registration Statement; and

1.2.	a draft of each Prospectus contained in the Registration Statement which is in substantially final form; and

1.3.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	the accuracy and completeness of all factual representations made in the Prospectuses and Registration Statement reviewed by us;

2.3.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectuses and that the Registration Statement will be duly filed with or declared effective by the Commission; and

2.4.	that each Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption “Taxation — Cayman Islands Taxation” in the Prospectuses forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

5.	CONSENT

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and further consent to the reference of our name in the Prospectuses forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman

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